AMENDMENT NO. 7

                                     TO THE
                       AGREEMENT AND DECLARATION OF TRUST
                                       OF

                             LIBERTY FUNDS TRUST II


         WHEREAS, Section 1 of Article I of the Agreement and Declaration of Trust (Declaration of Trust) dated November 15, 1991, as amended, of Liberty Funds Trust II (Trust), a copy of which is on file in the Office of the Secretary of The Commonwealth of Massachusetts authorizes the Trustees of the Trust to amend the Declaration of Trust to change the name of the Trust without authorization by vote of Shareholders of the Trust.

         WE, THE UNDERSIGNED, being a majority of the Trustees of Liberty Funds Trust II, do hereby certify that the undersigned have determined to conduct the business of the Trust under the name "Columbia Funds Trust II" and have authorized the following amendment to said Declaration of Trust:


         Section 1 of Article I is hereby amended to read in its entirety as follows:


                Section 1. This Trust shall be known as "Columbia Funds Trust II" and the Trustees shall conduct the business of the Trust under that name or any other name as they may from time to time determine.

         The foregoing Amendment shall become effective as of October 13, 2003.

         IN WITNESS WHEREOF, the undersigned have hereunto set their hands in the City of Boston, Massachusetts, for themselves and their assigns, as of this September 15, 2003.




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Douglas A. Hacker                                  John J. Neuhauser
/s/ Douglas A. Hacker                              /s/ John J. Neuhauser

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Janet Langford Kelly                               Joseph R. Palombo
/s/ Janet Langford Kelly                           /s/ Joseph R. Palombo

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Richard W. Lowry                                  Thomas E. Stitzel
/s/ Richard W. Lowry                              /s/ Thomas E. Stitzel

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William E. Mayer                                   Thomas C. Theobald
/s/ William E. Mayer                               /s/ Thomas C. Theobald

---------------------------------------         --------------------------------

Charles R. Nelson                                 Anne-Lee Verville
/s/ Charles R. Nelson                             /s/ Anne-Lee Verville



Commonwealth of Massachusetts               )
                                            )ss.
County of Suffolk                           )


         Then personally appeared the above-named Trustees and executed this Amendment No. 7 to the Agreement and Declaration of Trust of Liberty Funds Trust II as their free act and deed, before me, this September 15, 2003.

                                                            /s/ Erika L. Nager
                                                                Erika L. Nager
                                                                Notary Public

                                               My Commission Expires: 6/14/2007